Exhibit 99.1

DSP Group, Inc. Reports First Quarter 2006 Earnings

Quarterly Revenues Increased 29% YoY

SANTA CLARA, Calif., Apr 26, 2006—DSP Group, Inc. (NASDAQ: DSPG), a worldwide leader in developing and providing chip-set solutions for residential wireless connectivity, announced today its results for the first quarter ended March 31, 2006.

First Quarter Results:

Revenues for the first quarter of 2006 were $51,952,000, an increase of 29% from revenues of $40,163,000 for the first quarter of 2005. Net income for the first quarter was $5,638,000, an increase of 13% from net income of $5,007,000 for the first quarter of 2005. Diluted earnings per share (EPS) for the first quarter of 2006 were $0.18, an increase of 6% from $0.17 for the first quarter of 2005.

Pro Forma Results:

Pro forma net income and diluted EPS for the first quarter of 2006, excluding the impact of equity-based compensation expense as required upon adoption of Statement of Financial Accounting Standards No. 123R, “Share Based Payment” (“SFAS 123(R)”), were $8,044,000 and $0.26, respectively, representing an increase of 61% and 53% from the first quarter of 2005, respectively.

Eli Ayalon, Chairman and CEO of DSP Group, stated: “The first quarter of 2006 was another strong quarter for DSP Group, our revenues increased by 29% as compared to 2005, and the overall financial results of the Company reflect the continued strength of our business. Moreover, strong demand for our products during the first quarter of 2006, coupled with encouraging forecasts from our marketing channels, give us good visibility into the second quarter of 2006 and increase our confidence in the growth projections of the company for 2006.

The Company believes that the pro forma presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended March 31, 2006 to the same period during 2005, because results for the first quarter of 2005 did not include equity-based compensation expenses relating to SFAS 123(R). Further, the Company believes it is useful to investors to understand how the expenses associated with the application of SFAS 123(R) are reflected on its statements of income.

About DSP Group

DSP Group, Inc. is a fabless semiconductor company, offering advanced chip-set solutions for a variety of applications. DSP Group is a worldwide leader in the short-range wireless communication market, enabling home networking convergence for voice, video & data. By combining its in-house technologies of Digital Signal Processors (DSPs), portfolio of wireless communication protocols, including DECT, Bluetooth and Wi-Fi, most advanced Radio Frequency CMOS and SiGe, as well as VoIP ICs, DSP Group is a worldwide leader and a one-stop-shop for a wide range of applications. These applications include ISM band digital 900MHz, 2.4GHz and 5.8GHz telephony, European DECT (1.9GHz) telephony, Bluetooth systems for voice, data and video communication and deployment in residential, SOHO, SME, enterprise and automotive applications. DSP Group ICs provide solutions for MP3 players, VoIP Phones, Gateways, and Integrated Access Devices and are widely used in Digital Voice Recorders. More information about DSP Group is available at www.dspg.com.

This press release may contain statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements made by Mr. Ayalon about DSP Group’s good visibility into the second quarter of 2006 and increased confidence in the growth projections of the company for 2006. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. DSP Group’s actual results could differ materially from those described in this press release as a result of various factors, including slower than expected change in the nature of the home communications domain, unexpected delays in the introduction of new products, especially DECT products; failure to achieve broad market acceptance of existing and new products by existing and potential OEM customers; DSP Group’s inability to add new customers and develop and produce new products at competitive costs and in a timely manner; decline or fluctuations in gross margins and the effect on revenues and profitability; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK

FACTORS” in the Form 10-K for fiscal 2005 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss the financial results for the first quarter of 2006 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://ir.dspg.com./phoenix.zhtml?c=101665&p=irol-calendar

If you cannot join the call, please listen to the replay, which will be available for approximately two weeks after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # 1-888-286-8010 (passcode: 83495553)

—International Dial-In # 1-617-801-6888 (passcode: 83495553)

For more information, please contact Ofer Elyakim, Director of Investor Relations, DSP Group Inc. at (408) 986-4421; or e-mail: ofere@dsp.co.il.

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
	Unaudited	Unaudited
Product revenues and other	$51,952	$40,163
Cost of product revenues and other	30,355	22,244

Gross profit	21,597	17,919
Operating expenses:
Research and development	10,901	9,399
Sales and marketing	3,806	2,886
General and administrative	2,800	1,865

Total operating expenses	17,507	14,150

Operating income	4,090	3,769
Other income :
Interest and other income, net	3,109	2,272

Income before provision for income taxes	7,199	6,041
Provision for income taxes	1,561	1,034

Net income	$5,638	$5,007

Net earnings per share:
Basic	$0.19	$0.18
Diluted	$0.18	$0.17
Weighted average number of shares of Common Stock used in the computation of:
Basic	29,477	28,113
Diluted	30,784	29,606

DSP GROUP, INC.

CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
	Unaudited	Unaudited
Product revenues and other	$51,952	$40,163
Cost of product revenues and other	30,277	22,244

Gross profit	21,675	17,919
Operating expenses:
Research and development	9,679	9,399
Sales and marketing	3,538	2,886
General and administrative	1,875	1,865

Total operating expenses	15,092	14,150

Operating income	6,583	3,769
Other income :
Interest and other income, net	3,109	2,272

Income before provision for income taxes	9,692	6,041
Provision for income taxes	1,648	1,034

Net income	$8,044	$5,007

Net earnings per share:
Basic	$0.27	$0.18
Diluted	$0.26	$0.17
Weighted average number of shares of Common Stock used in the computation of:
Basic	29,477	28,113
Diluted	30,784	29,606

The above pro forma consolidated statements of income have been adjusted to exclude the following to US GAAP reported net income:

	Three Months Ended March 31,
	2006	2005
	Unaudited	Unaudited
Reported net income per US GAAP	$5,638	$5,007
Adjustments:
Equity based compensation expense included in cost of product revenues and other	78	—
Equity based compensation expense included in research and development	1,222	—
Equity based compensation expense included in sales and marketing	268	—
Equity based compensation expense included in general and administrative	925	—
Tax benefit resulting from equity based compensation	(87)	—

Pro forma net income	$8,044	$5,007

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2006	December 31, 2005
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$67,443	$50,460
Marketable securities and cash deposits	131,129	108,928
Trade receivables, net	22,197	16,991
Inventories	15,869	12,686
Other accounts receivable	3,294	1,617
Deferred income taxes	1,313	1,227

Total current assets	241,245	191,909
Property and equipment, net	11,263	11,704
Long term marketable securities	176,281	185,828
Severance pay fund	4,670	4,419
Deferred income taxes	1,638	1,638
Other assets	4,220	4,507

Total assets	$439,317	$400,005

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,639	$12,753
Other current liabilities	28,654	33,411

Total current liabilities	48,293	46,164
Accrued severance pay	4,863	4,707
Stockholders’ equity:
Common Stock	30	29
Additional paid-in capital	205,122	188,539
Accumulated other comprehensive income (loss)	(9)	45
Retained earnings	181,018	179,968
Less – Cost of treasury stock	—	(19,447)

Total stockholders’ equity	386,161	349,134

Total liabilities and stockholders’ equity	$439,317	$400,005